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                                                              Exhibit 10.18
                                                              -------------

                             KEY EMPLOYEE AGREEMENT

     In consideration of my employment to perform services for Porex Technologies Corp., Medco Containment Services, Inc. or PAID Prescriptions, Inc., as the case may be, or any affiliate, subsidiary or associate company or any successor in business of any of the foregoing (herein after collectively referred to as "Employer" ), and in consideration of the wages and salary to be paid me and of the position which I occupy and which brings me into contact with the activities of the Employer, and regardless of the duration of such employment, I agree to perform to the best of my ability all duties required of me from time to time by the Employer and I agree to comply with the conditions herein set forth. In addition to the foregoing, I specifically agree to the following:

     1. PROPERTY RIGHTS - I agree that all concepts, ideas, designs, discoveries, inventions, improvements, advances, methods, practices, techniques and developments and relationships with customers and prospective customers which I may conceive, make invent or suggest during my employment by the Employer relating generally to any matter or thing, including computer programs, manuals and documentation, which may be connected in any way with the Employer's existing or contemplated products, services or business shall become the absolute property of the Employer. All such concepts, ideas, designs, discoveries, inventions, improvements, advances, methods, practices, techniques and developments and relationships with customers and prospective customers shall automatically be deemed to become the property of the Employer immediately as soon as made or conceived. I agree to assign the rights to such property upon request of the Employer and such agreement shall survive the termination of my employment for any reason.

     2. DISCLOSURE - I agree promptly to disclose to my immediate supervisor all such concepts, ideas, designs, discoveries, inventions, improvements, advances, methods, practices, techniques and developments and relationships with customers and prospective customers.

     3. ACTIONS REQUIRED ON TERMINATION - Upon termination of my employment for any reason, I agree to return to the Employer all property of the Employer of which I had custody and to deliver to my supervisor all notebooks, business card files, customer or prospective lists, memos, diaries, computer printouts and other documentation of any kind, as well as other data relating to the Employer's products, services or business.

     4. COMPLIANCE NOT CONTINGENT UPON ADDITIONAL CONSIDERATION - I have not been promised, and I shall not claim, any additional or special payment for such assignments and compliance with the other covenants and agreements herein contained.

     5. COVENANT AGAINST DISCLOSURE - I understand that it may be desirable or necessary for the Employer to disclose to me information relating to the technology, know-how, products, services, customers, prospective customers and business of the Employer and I therefore agree as follows:

     A. To accept and retain such data and information in confidence and, at all times during or after the termination, for any reason, of my employment, not to disclose or reveal such data or information to others and to refrain from using such data for purposes other than those authorized by the Employer.

     B. Not to directly or indirectly publish, communicate, divulge, or describe to any unauthorized person nor use, patent or copyright any such

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data or information during the term of my employment or at any time subsequent thereto without the prior written consent of the Employer.

     C. To turn over to the Employer all written or descriptive matter containing any confidential or proprietary information or data upon termination, for any reason, of my employment, or sooner, at the request of the Employer.

     D. To keep the contractual relationship of the Employer with its customers and others confidential unless authorized in writing by the Employer. I will not divulge to any other person, firm or organization, the names, addresses or special requirements of the Employer's customers or targeted potential customers with whom I became acquainted or with whom I dealt during the term of my employment. During the one (1) year period immediately following the termination, for any reason, of my employment with the Employer I will not, on behalf of myself or any other person, firm or organization, solicit, divert or induce, or attempt to solicit, divert or induce, any of Employer's customers or targeted potential customers upon whom I called or whom I solicited or with whom I became acquainted after commencement of my employment with Employer.

     6. RESTRICTIONS ON COMPETITIVE EMPLOYMENT - During the term of my employment and for a period of one (1) year after termination, for any reason, of my employment, absent the Employer's prior written approval, I will not (as principal, agent, employee, consultant or otherwise), directly or indirectly, engage in the United States of America, its territories and possessions, including Puerto Rico and in the Dominion of Canada (the "Territory") in activities (similar to those in which I shall have engaged for the Employer during the one (1) year period prior to such termination) with, nor render services (similar to those which I shall have rendered for the Employer during such one (1) year period) to, any firm or business engaged or about to become engaged in the Territory in the independent third party prescription drug claims business or marketing to funded medical benefit plans prescription drug benefits or any other business in which the Employer or any affiliate, subsidiary or associate company is then engaged. In addition, I shall not have an equity interest in any such firm other than as a 1% or less shareholder of a public corporation. During my employment and until one (1) year after termination, for any reason, of my employment, I will not, directly or indirectly, induce, or attempt to induce any employees or agents or consultants of or to the Employer to do anything from which I am restricted by reason of this Agreement, nor shall I, directly or indirectly, offer or aid others to offer employment to any employees, agents or consultants of the Employer.

     7. EMPLOYMENT STATUS - I understand that I am an employee at will and my employment may be terminated by the Employer at its discretion for any reason or no reason at all.

     8. ATTORNEYS FEES - In the event Employer is compelled to bring suit or institute any other proceeding to enforce any of the provisions of this Agreement, I agree to pay the Employer reasonable attorney's fees.

     9. SEVERABILITY - Each paragraph and provision of the Agreement is severable from the contract and if one provision or part thereof is declared invalid, the remaining provisions shall nevertheless remain in full force and effect.

     10. ENTIRE AGREEMENT -This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators and assigns and the successors and assigns of the Employer.

     11. GOVERNING LAW - This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New Jersey.

                                     /s/ Roger A. Jones
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             WITNESS                             EMPLOYEE


February 19, 1991
-----------------------------------
              DATE

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                        STATEMENT OF CORPORATE POLICY AND

                           ACKNOWLEDGEMENT OF RECEIPT

     This Statement represents the corporate policy of PAID Prescriptions, Inc. ("PAID") and Medco Containment Services, Inc., ("Medco"). All employees with appropriate responsibilities are required to read this Statement and to acknowledge that they have done so by signing and returning the signed copy to PAID or Medco. Compliance with its contents in all transactions which involve PAID, Medco or any of their affiliated corporations shall be a condition of employment. PAID and Medco are corporate subsidiaries of Porex Technologies Corp.

     1. The principal business of PAID is to provide third-party administration services in connection with pharmaceutical programs for health and welfare plans for the benefit of employees and retirees. The principal business of Medco is to provide mail order pharmaceutical programs for such plans. These plans are often sponsored by employers, unions and other associations. The business of PAID and of Medco is subject to a number of laws, rules and regulations governing the administration and conduct of those plans, including among them the United States Criminal Code, the Employee Retirement Income Security Act of 1974 ("ERISA"), and the criminal codes of any state in which business is conducted, including New Jersey. A copy of Section 1954 of the U.S. Criminal Code is attached to this Statement. That provision makes illegal the receipt or payment of an improper "fee, kickback, commission, gift, loan, money, or thing of value" to or by any "administrator, officer, trustee, custodian, counsel, agent or employee of any employee welfare benefit plan or employee pension benefit plan." Recent court opinions have indicated that this statute will be strictly enforced to prohibit improper payments or gifts to all persons who exercise control, direct or indirect, authorized or unauthorized over any plan's funds. It is the policy of both PAID and Medco that no employee should violate that provision or any other penal statute of the United States or any other jurisdiction. No employee shall order, or accept an order for, any action that would violate such statutes and this corporate policy.

     2. Although an employee must conduct his/her activities in compliance with the laws and regulations of each jurisdiction in which he or she does business, because both PAID and Medco maintain facilities in New Jersey, Section 2C:21-10 of its criminal code is also appended hereto. That section provides in part that any person who offers or accepts a "benefit" such as cash or other things of value to influence his/her duties as a "trustee or representative of an employee welfare trust fund" is committing a crime. Similar provisions exist in other jurisdictions and no employee of PAID or Medco should act in a fashion inconsistent with such provisions.

     3. To assure compliance with applicable laws, rules and regulations (including the criminal code), PAID and Medco have adopted a policy that (A) prior to entering into any negotiations for any contracts, other than previously approved contracts in the ordinary course, an employee should

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contact his/her superiors (designated below) to assure that the proposed contracts will not result in any violation, and (B) all contracts (other than with vendors in the ordinary course of business) must be in writing and may not be signed on behalf of the Company by any officer or employee unless it has been previously approved in writing by his/her superiors. For these purposes, superiors are Martin J. Wygod or James V. Manning or Joseph E. Boiseau.

     4. Any officer or employee of PAID or Medco who has any questions concerning the applicable rules and regulations referred to above is encouraged to contact his superiors who will, if necessary, refer him/her to appropriate legal counsel.

     5. Any employee who knows of violations by PAID, Medco or any of their employees of Section 1954, cited above, or ERISA or any other law, rule or regulation applicable to PAID or Medco must immediately report them to his/her superior.

     I hereby acknowledge that I have received and reviewed the foregoing Statement of Policy, and my signature hereon reflects my agreement to conduct all my activities on behalf of PAID or Medco in a manner consistent with its terms.

DATED:  February 19, 1991              /s/ Roger A. Jones
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